SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 25, 2005

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The Human Resources and Compensation Committee of the Board of Directors and the Board of Directors of Merix Corporation (“Merix”) have approved an acceleration of vesting of “underwater” employee stock options outstanding as of May 25, 2005 that have an exercise price greater than $8.00 per share. Approximately 1.3 million options, or approximately 39% of Merix’ total outstanding options, with varying remaining vesting schedules, were subject to this acceleration and became immediately exercisable. Approximately 194,000 of the options subject to this acceleration are held by executive officers of Merix.

As a result of this acceleration, Merix expects to reduce its exposure to the effects of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R), which requires companies to recognize stock-based compensation expense associated with stock options based on the fair value method. Merix currently estimates a reduction in stock-based compensation expense associated with this acceleration of approximately $329,000 for fiscal year 2007 and an additional $300,000 in total for subsequent years.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2005	/s/ Janie S. Brown
Janie S. Brown,
Sr. Vice President, Chief Financial
Officer, Treasurer and Secretary